Exhibit (10j.(7))




                             SERVICE AGREEMENT
                 APPLICABLE TO FIRM TRANSPORTATION SERVICE
                         UNDER RATE SCHEDULE FS-1

THIS AGREEMENT is made and entered into this 12th day of June, 1991, by and between:

     ALBERTA NATURAL GAS COMPANY LTD, a body corporate, having an office and carrying on business in the City of Calgary, in the Province of Alberta, (hereinafter referred to as "Company"),
                                   -and-

     NORTHWEST NATURAL GAS COMPANY, a body corporate, having an office and carrying on business in the City of Portland, in the State of Oregon (hereinafter referred to as "Shipper")

WHEREAS, Company's Facilities extend from a point of interconnection with the pipeline facilities of NOVA Corporation of Alberta at the Alberta-British Columbia border near Coleman, Alberta, through southeast British Columbia to a point of interconnection with the pipeline facilities of Pacific Gas Transmission Company at the international border near Kingsgate, British Columbia;

AND WHEREAS Company and Foothills Pipe Lines (South B.C.) Ltd. have entered into an agreement respecting an expansion of their respective systems ("Expansion") whereby the Company will build, design and operate the Expansion and own the compression facilities associated therewith and Foothills Pipe Lines (South B.C.) Ltd. will own the pipeline sections associated with the Expansion;

AND WHEREAS to enable the Company to move natural gas through the Expansion, Company must contract for service with Foothills Pipe
Lines Ltd. and Foothills Pipe Lines Ltd. must in turn contract for service with Company;

AND WHEREAS, Shipper desires Company, on a firm basis, to transport certain volumes of natural gas through Company's
Facilities from the Alberta/British Columbia border near Coleman, Alberta to the British Columbia/U.S. international border near
Kingsgate, British Columbia;

AND WHEREAS, Company is willing to transport certain volumes of natural gas for Shipper, on a firm basis;

NOW, THEREFORE, the parties agree as follows:

     1. This agreement is subject to all valid legislation with respect to the subject matters hereof, either provincial or federal, and to all valid present and future decisions, orders, rules, and regulations of all duly constituted governmental authorities having jurisdiction.

     2. Shipper acknowledges receipt of a current copy of Company's Gas Transportation Service Documents and Company agrees to provide Shipper with any amendments thereto.

     3. The terms used herein shall have the same meanings as are ascribed to corresponding terms in the General Terms and Conditions contained in the Gas Transportation Service Documents.

     4. Shipper hereby requests, and Company agrees to provide Service pursuant to Service Schedule FS-1 in accordance with the attached Schedule A which is incorporated into and forms part of this Agreement, such Service to commence on the Service Availability Date and to terminate, subject to the provisions hereof, on the Service Termination Date.

     5. Shipper agrees to make gas available for Shipper's share of Company Use Gas, or pay for such gas, pursuant to
Article V of the General Terms and Conditions.

     6. Company undertakes to redeliver to Shipper, and Shipper agrees to accept, at the Delivery Point, a volume of gas equivalent in heat content to the volume received by Company from Shipper, at the Receipt Point, after deducting gas volumes, if any, provided by Shipper for Company Use Gas.

     7. In providing service to its existing or new Shippers, Company will use the priority of service specified in Article XI of Company's General Terms and Conditions.

     8. Prior to the Service Availability Date, Shipper shall provide Company with all information identified in Company's
Request for Transportation Form.

     9. Shipper agrees to pay, during the period commencing from the Service Availability Date, and in accordance with Schedule FS-1, the General Terms and Conditions, the Statement of Effective Rates and Charges and Schedule "A" attached hereto (all as may be amended from time to time), the rates, tolls and charges fixed by Company from time to time, in respect of each month, and portion thereof that this Service Agreement and any renewal thereof is in effect.

     In the event that the Service Availability Date occurs on any day other than the first day of a month, then the demand charge payable for such month under section 3.1 of Service Schedule FS-1 shall be the product resulting from multiplying the demand charge otherwise payable for such month by a fraction, the numerator of which shall be the number of days in such month subsequent to and including the Service Availability Date and the denominator of which is the total number of days in such month.

     10. Shipper covenants that it will make timely arrangements for upstream and downstream transportation, gas supply and markets and all necessary governmental authorizations and that it will advise the upstream and downstream transporters of the receipt and delivery points under this Agreement.

     Shipper acknowledges and agrees with Company that Company is relying upon the covenant contained in this clause and agrees that if any such arrangements or authorizations are not in place prior to the Service Availability Date, such will not affect the Shipper's obligation to pay any demand charge, surcharge, or any other amount payable to Company.

     11. If Shipper elects to exercise its option to terminate this Service Agreement as provided for in Clause 9. of Service Schedule FS-1, it shall execute and serve upon Company a termination notice not less than twelve months prior to the Service Termination Date as such date may be extended from time to time.

     12. Shipper agrees not to make demand or bring action against Company for Company's refusal to transport as hereunder in the event that any upstream or downstream transporter fails to receive or deliver gas as contemplated by this agreement provided that such failure was not directly caused by the negligence of Company.

     13. Every notice, request, demand, statement or bill provided for by the Service Schedules, the Service Agreements and the General Terms and Conditions, or any notice which either
Shipper or Company may wish to give to the other, shall be in writing and shall be directed as follows:

Shipper:  Northwest Natural Gas Company
          220 N.W. Second Avenue
          Portland, Oregon
          97209

          Attention:     Vice President, Operations

Company:  ALBERTA NATURAL GAS COMPANY LTD
          2400, 425 - First Street S.W.
          Calgary, Alberta, Canada
          T2P 3L8

          Attention:     Mr. Ken Peake

Any notice may be given by personal delivery, by telecopier or by mail and shall be deemed to be given on the day of delivery, if by personal delivery or by telecopier, and four (4) business days after mailing if by mail. Any notice may also be given by telephone followed immediately by telecopier, or other telecommunication agreed to by both parties, and any notice so given shall be deemed to be given as of the date of the confirming telecommunication.

     14. The terms and conditions of Service Schedule FS-1 and the General Terms and Conditions are by this reference incorporated into and made part of this Service Agreement.

     15. A waiver by either party of one or more defaults by the other hereunder shall not operate as a waiver of any future default or defaults, whether of a like or different character.

     16. This agreement may be amended only by an instrument in writing executed by both parties hereto.

     17. Nothing in this agreement shall be deemed to create any rights or obligations between the parties hereto after the expiration of the terms hereof as same may be extended from time to time except that termination of this agreement shall not relieve either party of the obligation to correct any gas volume imbalances or of the obligation to pay any amounts due hereunder.

     IN WITNESS WHEREOF the parties hereto have caused this agreement to be executed as of the day and year first written above.

          ALBERTA NATURAL GAS COMPANY LTD

          By:  /s/ David Sharp

          Name:  David Sharp

          Title:  Sr. Vice President

Shipper:  NORTHWEST NATURAL GAS COMPANY

          BY:  /s/ Michael S. McCoy

          Name:  Michael S. McCoy

          Title: Vice President, Operations

          Legal Department approved as to
          form 5/10/91 by SKA.

                                SCHEDULE A
                       to the Firm Service Agreement
                       Dated June 12, 1991, between

                      ALBERTA NATURAL GAS COMPANY LTD
                                    AND
                  NORTHWEST NATURAL GAS COMPANY (Shipper)



1.   Receipt Point: Alberta/British Columbia border near
                    Coleman, Alberta
                    Minimum Pressure Available 4200 kPa

2.   Delivery Point:     British Columbia/U.S. international
                         border near Kingsgate, B.C.
                         Maximum Pressure Available 5500 kPa

3.   Shipper's Haul Distance - Pipeline 170.7 Km

4.   Shipper's Haul Distance - Compressor 170.7 Km

5.   Maximum Day Delivery Quantity (Winter)  1.3153 106m3/d
                                   (Summer)  0.8477 106m3/d

6.   Service Availability Date     November 1, 1993

7.   Service Terminate Date        October 31, 2008

8.   Surcharge Amount:

          For Special Facilities   n/a  Dollars/Month
          For Other                n/a  Dollars/Month
               Total Surcharge     n/a  Dollars/Month

SHIPPER                       COMPANY

NORTHWEST NATURAL GAS COMPANY ALBERTA NATURAL GAS COMPANY LTD

Michael S. McCoy              David Sharp
Vice President, Operations    Sr. Vice President
Legal Department approved
as to form 5/10/91 by SKA

ex-10.7